EXHIBIT 10.35

WELLCHOICE SUPPLEMENTAL PLANS

TRUST AGREEMENT

TRUST AGREEMENT

TRUST AGREEMENT made and entered into as of the 1st day of June, 2004, by and between WellChoice, Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the “Company”) and THE BANK OF NEW YORK, a New York banking corporation (hereinafter referred to as the “Trustee”).

WHEREAS, the Company has established the Empire Blue Cross and Blue Shield Supplemental Cash Balance Pension Plan (“Supplemental Pension Plan”) and the Empire Blue Cross and Blue Shield Executive Savings Plan (“Executive Savings Plan”) (collectively the “Plan” or the “Plans”), each as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees from time to time participating in the respective Plans; and

WHEREAS, under the Plans, the Company is required to pay Benefits to the Participants or their Beneficiaries; and

WHEREAS, the Company intends from time to time to contribute cash or other property reasonably acceptable to the Trustee which cash or property will, as and when received by the Trustee, constitute a trust fund to aid the Company in meeting its obligations to make payments of Benefits to Participants and Beneficiaries under the Plans; and

WHEREAS, the establishment of this Trust shall not affect the Company’s continuing obligation to make payments to Participants and Beneficiaries under the Plan except that the Company’s respective liability thereunder shall be offset by actual payments made on its behalf by the Trustee hereunder; and

WHEREAS, the Company intends that the Trust Fund shall be held by the Trustee and invested, reinvested and distributed all in accordance with the provisions of this Trust Agreement; and

WHEREAS, each Plan provides, and the Company intends, that the assets of the Trust Fund shall be and remain subject to the claims of the Company’s creditors as herein provided and that the Plans not be deemed funded solely by virtue of the existence of this Trust; and

WHEREAS, the Trust is intended to be a “grantor trust” with the result that the corpus and income of the Trust are treated as assets and income of the Company pursuant to Sections 671 through 679 of the Code; and

WHEREAS, the Company intends that the Plans not be deemed funded within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), despite the existence of this Trust; and

WHEREAS, the Trust shall be irrevocable until all the Company’s legal liabilities with respect to Benefits have been met.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

A.	1. DEFINITIONS; ESTABLISHMENT OF TRUST

1.1	Definitions.

Whenever used in this Trust Agreement, unless otherwise provided or the context otherwise requires:

(a) “Administrator” shall mean the individual, individuals or committee appointed in accordance with the terms of each Plan to control and manage the operation and administration of each Plan.

(b) “Affiliate” shall mean any person, corporation or other entity which the Company shall have advised the Trustee in writing is a subsidiary or affiliate of the Company or its successor or which owns 20% or more of the voting securities of the Company.

(c) “Authorized Officer” shall mean the Chairman, Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Company or any other person or persons as may be designated by any such officer.

(d) “Beneficiary” shall mean the beneficiary of a Participant as set forth on the Payment Schedule or as thereafter changed in accordance with this Trust Agreement and which is in effect on the date of the Participant’s death. If no designated beneficiary survives the Participant or if no Beneficiary is designated as provided herein, the legal representative of the Participant’s estate shall be the Beneficiary. If a designated beneficiary survives the Participant but dies before payment in full of Benefits from the Trust has been made, the legal representative of such beneficiary’s estate shall become the Beneficiary. References to a Participant in this Trust Agreement in connection with payments hereunder shall also refer to such Participant’s Beneficiary unless the context clearly requires otherwise.

(e) “Change of Control” of the Company shall be deemed to have occurred upon any of the following events: (i)Any person (as such term is used in Section 13 (d) and 14 (d) of the Exchange Act, other than the Fund referred to below, is or becomes the “beneficial owner” (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or (ii)During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) The Company effects a merger or consolidation with any other corporation, other than a merger or consolidation (1) which does not result in any person becoming the beneficial owner, directly or indirectly of securities of the Company or the surviving entity fifty percent (50%) or more of the combined voting power of the Company’s (or such surviving entity’s) then outstanding securities, and (2) in which a majority of the Board of Directors of the

Company or such surviving entity immediately after such merger or consolidation is comprised of directors of the Company immediately prior to such merger or consolidation; or (iv) The Company sells or disposes of all or substantially all of the Company’s assets.

Notwithstanding anything to the contrary set forth herein, the ownership of The New York State Public Asset Fund of more than twenty-five percent (25) of the Company’s securities does not constitute a Change in Control for purposes of this Plan. Notwithstanding the preceding definition, no Change of control shall be deemed to occur for purposes of this Trust Agreement unless and until the Chief Executive Officer of the Company immediately prior to the event giving rise to the Change of Control shall certify in writing to the Trustee that such Change of Control has taken place.

(f) “Benefits” shall mean the payments required to be made to a Participant or his Beneficiary pursuant to the terms of each Plan and as set forth in a Payment Schedule.

(g) “Company” shall mean WellChoice, Inc. or its successors.

(h) “Final Determination” shall mean (i) an assessment of tax by the Internal Revenue Service addressed to the Participant or his Beneficiary which is not timely appealed to the courts; (ii) a final determination by the United States Tax Court or any other Federal Court, the time for an appeal thereof having expired or been waived; or (iii) an opinion by the Company’s counsel, addressed to the Company and the Trustee and in form and substance satisfactory to the Trustee, to the effect that amounts held in the Trust are subject to Federal income tax to the Participant or his Beneficiary prior to payment. Notwithstanding the foregoing, no Final Determination shall be deemed to have occurred until the Trustee has actually received a copy of the assessment, court order or opinion which forms the basis thereof and such other documents as it may reasonably request.

(i) “Incumbency Certificate” shall mean a certificate of the Secretary or any Assistant Secretary of the Company identifying the Administrator (or every member thereof if the Administrator consists of more than one person) and each Authorized Officer, which certificate shall include the name, title and specimen signature of each such person and any changes thereto.

(j) “Insolvent” with respect to the Company means that (i) the Company is unable to pay its debts generally as they come due and/or (ii) the Company is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code or any successor statute.

(k) “Participant” shall mean, at the time of determination, an employee of the Company participating in a Plan with respect to whom a Payment Schedule is then in effect.

(l) “Payment Schedule” shall mean, collectively, the list of Participants in the form of Exhibit B and the schedule of Benefits payable from the Trust Fund to such Participants in the form of Exhibit B-l or any amendment or substitution thereof as may be provided to the Trustee by the Company.

(m) “Plan Year” shall mean the fiscal year ending on the last day of December.

(n) “Recordkeeper” shall mean the organization identified pursuant to Section 3.1.

(o) “Termination” shall mean a Participant’s termination of employment with the Company.

(p) “Termination Affidavit” shall mean an affidavit of a Participant in the form annexed hereto as Exhibit C.

(q) “Trust” shall mean the Trust established under this Trust Agreement.

(r) “Trust Agreement” shall mean this trust agreement as from time to time amended.

(s) “Trust Fund” shall mean the trust fund held from time to time by the Trustee hereunder with respect to the Plans, consisting of all contributions received by the Trustee with respect to each Plan, together with the investments and reinvestments made therewith and all net profits and earnings thereon less all payments and charges therefrom.

1.2	Establishment and Title of the Trust.

The Company hereby establishes with the Trustee a trust to be known as the “WellChoice Supplemental Plans Trust”, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. The Trustee acknowledges the receipt of $100 representing the initial contribution to the Trust. The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Company shall at all times have the power to reacquire all or any part of the Trust Fund by substituting readily marketable securities of equivalent value, net of any costs of disposition (other than securities issued by the Company or any Affiliate), and such other property shall, following such substitution, constitute the Trust Fund.

1.3	Acceptance by the Trustee.

The Trustee accepts the Trust established hereunder on the terms and conditions set forth herein and agrees to perform the duties imposed on it by this Trust Agreement.

1.4	Incumbency Certificates.

The Secretary or any Assistant Secretary of the Company, pursuant to authorization of the Board of Directors of the Company, will promptly deliver an Incumbency Certificate to the Trustee with respect to the Administrator (or every member thereof if the Administrator consists of more than one person) and each Authorized Officer and any changes thereto. The Trustee shall be entitled to rely on the identity of the Administrator and any Authorized Officer until it receives written notice to the contrary.

1.5	Effective Date.

This Trust Agreement shall be effective as of the date and year first above-written, provided that the Trustee shall have received an opinion of counsel to the Company substantially in the form annexed hereto as Exhibit A.

B.	2. INVESTMENT AND ADMINISTRATION OF THE TRUST FUND.

2.1	Powers and Duties of the Trustee.

In addition to every power and discretion conferred upon the Trustee by any other provision of this Trust Agreement, the Trustee will have the following express powers with respect to the Trust Fund:

(a) Subject to Section 2.2 hereof, to make investments and reinvestments of the assets of the Trust Fund including investments which yield little or no income and from time to time hold funds uninvested, without distinction between principal and income; and in making and holding investments, the Trustee will not be restricted to those investments which are authorized by the law of the State of New York for the investment of trust funds, provided, however, that no investment shall be made in any securities or other obligations of the Company or of any Affiliate. The Trustee is further authorized and empowered to invest and reinvest all or any part of such assets through the medium of any common, collective or commingled trust fund or pool maintained by it as the same may have heretofore been or may hereafter be established or amended.

(b) To retain, to exchange for any other property, to sell in any manner and at any time, any property, and to grant options to sell any such property, without regard to restrictions and without the approval of any court.

(c) To vote personally or by proxy and to delegate power and discretion to such proxy.

(d) To exercise subscription, conversion and other rights and options, and to make payments from the Trust Fund in connection therewith.

(e) To take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other plan or change affecting any property, and in connection therewith, to delegate its discretionary powers and to pay assessments, subscriptions and other charges from the Trust Fund.

(f) In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle and extend the time of payment of any claim of whatsoever nature in favor of or against the Trustee or all or any part of the Trust Fund and to commence or defend suits or other legal proceedings in connection therewith.

(g) (g) To make executory contracts and to grant options for any purposes, and to make such contracts and options binding on the trust and enforceable against any property of the Trust Fund.

(h) Upon any terms, to borrow money from any person (including, to the extent permitted by applicable law, the Trustee in its individual capacity) and to pledge assets of the Trust Fund as security for repayment.

(i) To hold all or any part of the Trust Fund in cash and without obligation to pay or earn interest thereon.

(j) To hold assets in time or demand deposits (including deposits with the Trustee in its individual capacity which pay a reasonable rate of interest).

(k) To employ agents, experts and counsel, to delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and counsel and to pay their reasonable fees and disbursements.

(l) From time to time to register any property in the name of its nominee or in its own name, or to hold it unregistered or in such form that title shall pass by delivery or to cause the same to be deposited in a depository or clearing corporation or system established to settle transfers of securities and to cause such securities to be merged and held in bulk by the nominee of such depository or clearing corporation or system.

2.2	Investment Directions and Guidelines.

Investment Directions. In exercising its powers under Section 2.1 hereof, the Trustee shall invest and reinvest the Trust Fund in accordance with the investment directions delivered to the Trustee in writing by the Company, the Administrator or by an investment manager designated by the Company. The Company may from time to time substitute new investment directions or new investment managers in a writing signed by an Authorized Officer of the Company. Until the Trustee receives new investment directions, the Trustee may rely and shall be fully protected in relying on the last investment directions it has received. The obligation to supply investment directions shall be solely on the Company and the Trustee shall have no obligation to integration the Trust Fund in the absence of directions.

C.	3. ACCOUNTS; CONTRIBUTIONS

3.1	Trust Fund Accounting.

(a) All contributions received by the Trustee .and all other receipts of the Trustee, whether by way of dividends, interest or otherwise for the account of the Trust Fund, may be commingled, held, invested and, with all disbursements therefrom, by the Trustee as a single trust fund; provided, however, that the Trustee shall maintain, or provide such data or systems as needed by a recordkeeper appointed by the Company to maintain, records of the amount held with respect to each Plan. As for recordkeeping or valuation of the accounts of individual participants with respect to the Executive Savings Plan (or to the extent applicable, any other Plan), such recordkeeping shall be the responsibility of a recordkeeper appointed by the Company. The Company shall notify the Trustee of each recordkeeper’s identity upon the signing of this Agreement. The Company shall be solely responsible for the appointment of a substitute record-keeper in the event that the recordkeeper resigns or fails to perform its duties hereunder. The Trustee may rely conclusively on all information received from the recordkeeper appointed by the Company.

3.2	Contributions by the Company.

(a) The Trustee shall receive from the Company such amounts in cash or other property acceptable to the Trustee as the Company may from time to time determine. The Trustee shall be under no obligation to collect any such contribution. All responsibility for the determination of the amount, timing and type of payments made to the Trustee, or otherwise establishing a funding policy consistent with the objectives of the Plan shall be on the Company or its designee.

(b) In addition to contributions made to the Trust pursuant to Section 3.2 (a), the Company may from time to time deliver to the Trustee such other amounts as may be considered necessary or appropriate to provide for the payment of expenses of the Trust.

D.	4. PAYMENT OF BENEFITS

4.1	Payments Prior to a Change of Control.

Subject to Section 4.2, the Trustee shall make such payments as shall be directed by the Company in writing solely out of the Trust Fund and with no obligation otherwise to make any payment. The Trustee may rely and shall be fully protected in relying on such directions.

4.2	Payments On and After Change of Control.

(a) On and after the occurrence of a Change of Control in the event of a Participant’s Termination, such Participant shall provide the Trustee with a Termination Affidavit. If the Participant is deceased, the Termination Affidavit shall be provided by the Beneficiary who shall also supply the Trustee with a certified copy of the death certificate of the Participant (and, where the Beneficiary is the legal representative of the estate of a Beneficiary who survives the Participant but dies before all benefits have been paid, a certified copy of the death certificate of such Beneficiary), an inheritance tax waiver and such other documents as the Trustee may require (including, without limitation, certified copies of letters testamentary). Promptly upon receipt thereof, the Trustee shall mail a copy of the Termination Affidavit to the Company. Unless the Company objects in writing within 30 days after such mailing, The Trustee may rely and shall be fully protected in relying on the contents of a Termination Affidavit and all documentation and other information provided to it by the Company or the Administrator for all purposes under this Trust Agreement as if the Plan were deemed funded and the Company and the Administrator were “named fiduciaries” as such term is defined in ERISA. The Trustee, solely out of the Trust Fund and with no obligation otherwise to make any payment, shall, as soon as administratively practicable and in conformity with the instructions set forth in the Payment Schedule, make payments to such Participant or Beneficiary at the times and in the manner set forth in the Payment Schedule last received by the Trustee with respect to such Participant or Beneficiary and consistent with the information set forth in the Termination Affidavit. If the Company objects in writing within 30 days, the Trustee shall takes such action as it shall determine, including, without limitation to specification, commence an interpleader action.

(b) Payments to Participants shall be made in the order of the receipt of Termination Affidavits. In the event that the Trustee receives more than one Termination Affidavit on the same day and the Trust Fund is not sufficient to make, all of the payments otherwise required as a result of the receipt of such Termination Affidavits, the Trustee, after the payment of all of its unpaid compensation and expenses, shall distribute the balance of the Trust Fund to the Participants who have submitted such Termination Affidavits on a pro rata basis.

4.3	Payments in the Event of a Final Determination.

Notwithstanding anything contained in Section 4.1 of this Trust Agreement to the contrary, if at any time (i) a Final Determination is made that the income of the Trust Fund is taxable to the Trust as an entity and not to the Company, or (ii) if a tax, as a result of a Final Determination, is payable by one or more Participants in respect of any interest in the Trust Fund prior to payment of such interest to such Participant or Participants, then, (x) in case of the occurrence of the event described in clause (i), the Trust shall terminate and the assets thereof shall be paid to the Company, (y) in the event of the occurrence of the event described in clause (ii), the Trustee, solely out of the Trust Fund and with no obligation otherwise to make any payment, shall pay to the affected Participant the amount of the tax so payable, and (z) in the event of the occurrence of the events described in both clauses (i) and (ii), the Trustee shall first pay to the affected Participant or Participants the amount of tax so payable, and then the Trust shall terminate and the remaining assets thereof shall be paid to the Company. Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a Final Determination to have been includable in gross income of a Participant prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to such Participant. For purposes of this Section 4.3, the Trustee shall be entitled to rely on an affidavit from a Participant (substantially in the form annexed hereto as Exhibit D) to the effect that a Final Determination described in clause (ii) above has occurred.

4.4	Rules Governing Payments.

The Trustee shall not make any payments to Participants or Beneficiaries from the Trust Fund except as provided in Sections 4.1, or 4.2 even though it may be informed from another source that payments are due under a Plan. The Trustee shall have no duty to determine the propriety or. amount of such payments or the rights of any person in the Trust Fund. The Company shall on a timely basis provide the Trustee with written instructions for the reporting and withholding of any federal, state and local taxes that may be required to be reported and withheld with respect to any amount paid under Section 4.1 or 4.2, and the Trustee shall comply with such written instructions and shall pay any taxes withheld to the appropriate taxing authorities. The Trustee’, may rely conclusively (and shall be fully protected in such reliance) on the written instructions of the Company as to all tax reporting and withholding requirements.

4.5	Payment Schedules.

Upon the execution of this Trust Agreement, the Company shall deliver to the Trustee a list of current Participants substantially in the form of Exhibit B and the initial Payment Schedules substantially in the form of Exhibit B-l. The Company may from time to time add additional Payment Schedules to the Trust Agreement and may from time to time amend the Payment Schedules then in effect or substitute new Payment Schedules without the written consent of the Participant or Participants to whom such Payment Schedules relate. The Trustee may rely and shall be fully protected in relying on the contents of a Payment Schedule for all purposes under this Trust Agreement without inquiry until it receives an amendment thereto or a new Payment Schedule in substitution thereof to the extent permitted hereunder.

4.6	Designation of Beneficiaries.

At the time that the Company first submits a Payment Schedule with respect to a Participant, it shall ascertain from such Participant the identity of such Participant’s Beneficiary and shall identify such Beneficiary on the initial Payment Schedule submitted to the Trustee with respect to such Participant. In submitting a Payment Schedule with a Beneficiary designated thereon, the Company shall be deemed to certify that such designation accurately reflects the Participant’s instructions to the Company. At any time, a Participant may revoke or change a Beneficiary designation without the consent of any prior Beneficiary by mailing or delivering a written Change or Revocation of Beneficiary Designation substantially in the form annexed hereto as Exhibit E to the Trustee at the address set forth in Section 8.3(b); provided, however, that no change or revocation of a designation shall be valid unless it is actually received by the Trustee during the Participant’s lifetime. The Trustee may rely and shall be fully protected in relying on the last Beneficiary designation in its possession as of the date of a Participant’s death.

4.7	Company’s Continuing Obligations.

Notwithstanding any provisions of this Trust Agreement to the contrary, the Company shall remain obligated to pay the Benefits under the Plan. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay the Benefits except to the extent such liabilities are met by the application of Trust Fund assets.

4.8	Excess Amounts.

After all of the Benefits have been paid in full, the Trust shall terminate and, after the payment of any unpaid expenses, the assets of the Trust Fund (if any) shall be transferred to the Company.

4.9	Company’s Intent.

It is the intention of the Company to have the Trust Fund satisfy the Company’s legal liability under the applicable Agreement, and to have the balance, if any, in the Trust Fund revert to the Company after all of the Company’s legal liabilities with respect to Benefits under the Plan have been met. The Company, therefore, agrees that all income, deductions and credits of the Trust Fund belong to it as owner for income tax purposes and will be included on the Company’s income tax returns.

E.	5. CONCERNING THE TRUSTEE

5.1	Notices to the Trustee.

The Trustee may rely on the authenticity, truth and accuracy of, and will be fully protected in acting upon:

(a) any notice, direction, certification, approval or other writing of the Company, if evidenced by an instrument signed in the name of the Company by an Authorized Officer; and

(b) any copy of a resolution of the Board of Directors of the Company, if certified by the Secretary or an Assistant Secretary of the Company under its corporate seal; or

(c) any notice, direction, certification, approval or other writing, oral or other transmitted form of instruction received by the Trustee and believed by it to be genuine and to be sent by or on behalf of the Administrator.

5.2	Expenses of the Trust Fund.

The Trustee is authorized to pay out of the Trust Fund: (a) all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments; (b) all real and personal property taxes, income taxes and other taxes of any kind at any time levied or assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund; (c) the Trustee’s compensation and expenses as provided in Section 5.3 hereof; and (d) all other expenses of administering the Trust, unless promptly paid to the Trustee by the Company.

5.3	Compensation of the Trustee.

The Company will pay to the Trustee such compensation for its services as set forth on Exhibit F as from time to time amended by the Company and the Trustee and will reimburse the Trustee for all expenses (including reasonable attorneys’ fees) incurred by the Trustee in the administration of the Trust. If not promptly paid on request, the Trustee may charge such fees and expenses to and pay the same from the Trust Fund. The compensation and expenses of the Trustee shall constitute- a lien on the Trust Fund.

5.4	Limitation of Liability.

The Trustee shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or misconduct on its part. In no event shall the Trustee be liable (i) for acting in accordance with instructions from the Company, any Participant, Beneficiary, Administrator, or the Recordkeeper (ii) for special, consequential or punitive damages, (iii) for the acts or omissions of its correspondents, designees, agents or sub-custodians unless the Trustee is negligent in the selection or monitoring of such persons, (iv) for any Losses due to forces beyond the control of the Trustee, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, the insolvency of any non-affiliated party, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; unless the Trustee should reasonably have been expected to take action to prevent or limit the damage or loss resulting from the acts or events falling within the preceding (ii), (iii) or (iv) .

5.5	Protection of the Trustee.

The Company shall pay and shall protect, indemnify and save harmless the Trustee and its officers, employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, attorneys’ fees and expenses) of any nature (collectively*; “Losses”) arising from or relating to any action or any failure to act by the Trustee, its officers, employees and agents or the transactions contemplated by Section 5.4 of this Trust Agreement, including, but not limited to, any claim made by a Participant or his beneficiary with respect to payments made or to be made by the Trustee, any claim made by the Company or its successor, whether pursuant to a sale of assets, merger, consolidation, liquidation or otherwise, that this Trust Agreement is invalid or ultra vires, except to the extent that any such Loss has been determined by a final judgment of a court of competent jurisdiction to have resulted due to the negligent acts or omissions of the Trustee. To the extent that the Company has not fulfilled its obligations under the foregoing provisions of this Section, the Trustee shall be reimbursed out of the assets of the Trust Fund or may set up reasonable reserves for the payment of such obligations. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company, the Administrator or the Recordkeeper.

5.6	Duties of the Trustee.

The Trustee will be under no duties whatsoever, except such duties as are specifically set forth as such in this Trust Agreement, and no implied covenant or obligation will be read into this Trust Agreement against the Trustee. The Trustee will not be compelled to take any action toward the execution or enforcement of the Trust or to prosecute or defend any suit in respect thereof, unless indemnified to its satisfaction against loss, cost, liability and expense; and the Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Company, the Administrator, the Recordkeeper or a Participant to perform any of their respective obligations under the Plan. Nothing in this Trust Agreement shall be construed as requiring the Trustee to make any payment in excess of the amounts held in the Trust Fund at the time of such payment or otherwise to risk its own funds.

5.7	Pricing Services.

To the extent that the Trustee provides values of, and pricing information with respect to, securities, the Trustee is authorized to utilize generally recognized pricing services (including brokers, dealers and market makers). The Trustee shall not be liable or responsible for or be under any duty to inquire into, nor be deemed to make any assurances or warranties with respect to, the accuracy or completeness of such values or information, even if the Trustee, in performing services for itself and others, including services similar to those performed for the Company, receives different valuations of the same or similar securities of the same issuer. In the event such services are unable to provide a value of or pricing information with respect to securities and the Trustee, nevertheless, provides values and pricing information, the Trustee shall so advise the Company, but shall have no other obligation or liability with respect to such valuation or pricing information.

5.8	Settlement of Accounts of the Trustee.

The Trustee shall keep or cause to be kept accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. Such accounts shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Company or the Administrator. At least annually after the end of each Plan Year, the Trustee shall file with the Company and the Administrator a written account, listing the investments of the Trust Fund and any uninvested cash balance thereof, and setting forth all receipts, disbursements, payments and other transactions respecting the Trust Fund not included in any such previous account. Any account, when approved by the Company and the Administrator, will be binding and conclusive on the Company, the Administrator and all Participants, and the Trustee will thereby be released and discharged from any liability or accountability to the Company, the Administrator and all Participants with respect to all matters set forth therein. Omission by the Company or the Administrator to object in writing to any specific items in any such account within sixty (60) days after its delivery will constitute approval of the account by the Company and the Administrator. No other accounts or reports shall be required to be given to the Company, the Administrator or a Participant except as stated herein or except as otherwise agreed to in writing by the Trustee. The Trustee shall not be required to file, and no Participant or Beneficiary shall have right to compel, an accounting, judicial or otherwise, by the Trustee.

5.9	Right to Judicial Settlement.

Nothing contained in this Trust Agreement shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Company and the Administrator.

5.10	Resignation or Removal of the Trustee.

The Trustee may at any time resign and may at any time be removed by the Company upon sixty (60) days’ notice in writing.

5.11	Appointment of Successor Trustee.

In the event of the resignation or removal of the Trustee, or in any other event in which the Trustee ceases to act, a successor trustee may be appointed by the Company by instrument in writing delivered to and accepted by the successor trustee. Notwithstanding the foregoing, if no appointment and approval, if applicable, of a successor trustee is made by the Company within a reasonable time after such a resignation, removal or other event, any court of competent jurisdiction may appoint a successor trustee after such notice, if any, solely to the Company and the retiring trustee, as such court may deem suitable and proper.

In the event of such resignation, removal or other event, the retiring trustee or its successors and assigns shall file with the Company a final account to which the provisions of Section 5.8 hereof relating to annual accounts shall apply.

In the event of the appointment of a successor trustee, such successor trustee will succeed to all the right, title and estate of, and will be, the Trustee; and the retiring trustee will after the settlement of its final account and the receipt of any compensation or expenses due it, deliver the Trust Fund to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require. The retiring trustee will retain a lien upon the Trust Fund to secure all amounts due the retiring trustee pursuant to the provisions of this Trust Agreement.

5.12	Merger or Consolidation of the Trustee.

Any corporation continuing as the result of any merger or resulting from any consolidation to which merger or consolidation the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed automatically to be continuing as the Trustee.

F.	6. ENFORCEMENT; CREDITORS

6.1	Enforcement of Trust Agreement and Legal Proceedings.

The Company shall have the right to enforce any provision of this Trust Agreement and on or after a Change of Control, any Participant (or if such Participant is deceased, his Beneficiary) shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of such Participant in the Trust. Except as otherwise provided in Sections 5.8 and 5.9 hereof, in any action or proceeding affecting the Trust, the only necessary parties shall be the Company, the Trustee and the Participants with an interest in the Trust Fund and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.

6.2	Insolvency of the Company.

(a) If at any time (i) the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, (ii) the Trustee is served with any order, process or paper from which it appears that an allegation to the effect that the Company is Insolvent has been made in a judicial proceeding or (iii) the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency, a report filed with the Security and Exchange Commision, or a public statement issued by the Company, The New York Times or The Wall Street Journal to the effect that the Company is Insolvent, the Trustee shall discontinue payment of Benefits under this Trust Agreement, shall hold the Trust Fund for the benefit of the Company’s creditors, and shall resume payment of Benefits under this Trust Agreement in accordance with Section 4 hereof only upon receipt of an order of a court of competent jurisdiction requiring such payment or if the Trustee has actual knowledge of a current report or statement from a nationally recognized credit reporting agency, a report filed with the Security and Exchange Commision, or a public statement issued by the Company, The New York Times or The Wall Street Journal to the effect that the Company is not Insolvent; provided, however, that in the event that payment of Benefits was discontinued by reason of a court order or injunction, the Trustee shall resume payment of Benefits only upon receipt of an order of a court of competent jurisdiction requiring such payment. The Company and its Chief Executive Officer shall be obligated to give the Trustee prompt written notice in the event that the Company becomes Insolvent. The Trustee shall not be liable to anyone in the event Benefits are discontinued pursuant to this Section 6.2.

(b) If the Trustee discontinues payment of Benefits pursuant to Section 6.2 (a) and subsequently resumes such payment, the first payment to a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made to such Participant under this Trust Agreement but for Section 6.2 (a) and the aggregate payments actually made to such Participant by the Company (as certified to the Trustee by the Participant in writing) during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the Trust Fund during the period of such discontinuance.

(c) In the event that at any time any amount is paid from the Trust Fund to creditors of the Company, the Company shall upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such creditors. The Trustee shall be under no obligation to collect any such deposit.

G.	7. AMENDMENT, REVOCATION AND TERMINATION

7.1	Amendment.

The Company may from time to time amend in writing, in whole or in part, any or all of the provisions of this Trust Agreement with the written consent of the Trustee but without the consent of any Participant; except that after a Change of Control such amendment may not be made with respect to a provision that becomes effective only after such a Change of Control.

7.2	Revocability.

The Trust shall be irrevocable, and shall be held for the exclusive purpose of providing the Benefits to Participants and their beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. No part of the income or corpus of the Trust Fund shall be recoverable by the Company until the satisfaction of all liabilities under the respective Plans. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Fund shall at all times be subject to the claims of creditors of the Company as provided in Section 6.3 of this Trust Agreement.

7.3	Termination.

The Trust shall terminate after the Trustee shall have made all payments required by Section 4, on a Plan by Plan basis, and, after the Trustee’s final accounts have been settled in accordance with Section 5.8 hereof and after the receipt of any unpaid fees and expenses, the Trustee shall distribute the balance of the Trust Fund as directed by the Company, on a Plan by Plan basis.

H.	8. MISCELLANEOUS PROVISIONS

8.1	Successors.

This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.

8.2	Nonalienation.

Except insofar as applicable law may otherwise require, (a) no amount payable to or in respect of any Participant at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (b) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant.

8.3	Communications.

(a) Communications to the Company shall be addressed to the Company at 11 West 42nd Street, 18th Floor, New York, NY 10036, Attn: Mike Della lacono, provided, however, that upon the Company’s written request, such communications shall be sent to such other address as the Company may specify.

(b) Communications to the Trustee shall be addressed to the Trustee at One Wall Street, New York, New York 10286, Attn: Division Head, Domestic Custody Division; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.

(c) No communication shall be binding on the Trustee until it is received by the officer of the Trustee having primary responsibility for this Trust, and no communication shall be binding on the Company until it is received by the Company.

8.4	Headings.

Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

8.5	Third Parties.

A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

8.6	Governing Law; Jurisdiction; Certain Waivers.

(a) Except to the extent preempted by federal law, this Trust Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. All actions and proceedings brought by the Trustee relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of New York. The Company hereby submits to the personal jurisdiction of such courts; hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed; and hereby waives the right to a trial by jury in any action or proceeding with the Trustee. All actions and proceedings brought by the Company against the Trustee relating to or arising from, directly or indirectly, this Trust Agreement shall be litigated only in courts located within the State of New York.

(b) To the extent that, in any jurisdiction, the Company has or hereafter may acquire, or is or hereafter may be entitled to claim, for itself or its assets, immunity (sovereign or otherwise) from suit, execution, attachment (before or after judgment) or any other legal process, the Company irrevocably agrees not to claim, and hereby waives, such immunity. The invalidity, illegality or unenforceability of any provision of this Trust Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

8.7	Adverse Tax Consequences.

The Company and not the Trustee shall bear the responsibility, if any, in the event that this Trust Agreement gives rise to adverse tax consequences to any Participant, Beneficiary or the Company.

8.8	Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

WellChoice, Inc.

	By:	Michael Della Iacono
VP, Treasurer

/s/ Michael Della Iacono

Attest

/s/ Lisa D’arrigo

THE BANK OF NEW YORK, as TRUSTEE

	By:	/s/ Thomas Eichenberger
Managing Director

Attest

/s/ Steven Bonora
Vice President

STATE OF New York     )

: ss.:

COUNTY OF New York     )

On this 27 day of May, 2004, before me personally came Michael Della Iacono, to me known, who, being by me duly sworn, said that he resides at Holtsville, NY; that he is a VP, Treasurer of WellChoice, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ Peter Liria, Jr.
Notary Public Commission Expires:

STATE OF New York     )

: ss.:

COUNTY OF New York     )

On this 11 day of June, 2004, before me personally came Thomas Eichenberger, to me known, who, being by me duly sworn, said that he resides at New York, N.Y.; that he is a Managing Director of THE BANK OF NEW YORK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order .

/s/ Steven Bonora
Notary Public Commission Expires:

Exhibit B

FORM OF LIST OF PARTICIPANTS

Pursuant to Section 4.5 of the Trust Agreement, dated as of June 1, 2004, between WellChoice, Inc. (the “Company”) and The Bank of New York as Trustee, attached hereto are lists of participants in each of the Plans effective as of March 31, 2004 prepared by the Recordkeeper for the Plans - as of June 1, 2004, being Principal Financial Group (“Principal”). As of each December 31 subsequent to March 31, 2004, an updated list of participants for each Plan will be provided to the Trustee annually (or more frequently than annually as requested by the Trustee) by Principal or a successor Recordkeeper; except that in the event of a Change of Control of the Company such lists will be provided by Principal or a successor Recordkeeper to the Trustee on a quarterly basis (or more frequently as requested by the Trustee).

Dated: May 27, 2004

WellChoice, Inc.

By:	/s/ Michael Della Iacono
Authorized Officer VP & Treasurer